U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2005

American Capital Strategies, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On March 29, 2005, American Capital Strategies, Ltd. (“American Capital” or the “Company”) and Citigroup Global Markets Inc., Wachovia Bank, National Association and J.P. Morgan Securities, Inc. (collectively, the “Forward Purchasers”) sold 8,700,000 shares of common stock of the Company, $0.01 par value per share (“Common Stock”), at $31.50 per share (the “Offering Price”) pursuant to an Underwriting Agreement dated as of March 23, 2005 with Citibank Global Markets Inc. and Wachovia Capital Markets, LLC in their capacity as representatives of the several underwriters. Of those shares, 700,000 shares were offered directly by the Company and 8,000,000 shares were borrowed and sold by the Forward Purchasers, at the Company’s request. Pursuant to the Underwriting Agreement, the Company has granted the underwriters an option to purchase up to an additional 1,300,000 shares of Common Stock at the Offering Price, less the underwriting discount, to cover over-allotments.

In connection with the offering, American Capital entered into Forward Sale Agreements dated as of March 23, 2005 (the “Forward Agreements”), with each of the Forward Purchasers. Under the terms of the Forward Agreements, the Forward Purchasers agreed to buy from the Company a total of 8,000,000 shares of Common Stock, for delivery at such times as the Company elects, over the next twelve months. American Capital will physically settle all transactions under the Forward Agreements by delivering shares of Common Stock and the Forward Purchasers will deliver the Offering Price less the underwriting discount to certain adjustments, upon each settlement.

Affiliates of Citigroup Global Markets Inc., Wachovia Capital Markets, LLC and J.P. Morgan Securities, Inc. have also performed other underwriting, investment banking and advisory services for American Capital from time to time for which they have received customary fees and expenses.

On March 16, 2005 and March 23, 2005, American Capital issued press releases announcing the offering and the pricing of the offering, which closed on March 29, 2005. A copy of each of the press releases, the Underwriting Agreement and each of the Forward Agreements are attached hereto as exhibits.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit

99.1	American Capital Strategies, Ltd. March 16, 2005 press release.

99.2	American Capital Strategies, Ltd. March 23, 2005 press release.

99.3	Underwriting Agreement, dated March 23, 2005, by and among American Capital and the parties listed therein.

99.4	Forward Agreement, dated March 23, 2005, by and between American Capital and Citigroup Global Markets Inc.

99.5	Forward Agreement, dated March 23, 2005, by and between American Capital and Wachovia Capital Markets, LLC, as agent of Wachovia Bank, National Association.

99.6	Forward Agreement, dated March 23, 2005, by and between American Capital and J.P. Morgan Securities Inc. as agent for JPMorgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: April 1, 2005	By:	/s/ JOHN R. ERICKSON
John R. Erickson Executive Vice President and Chief Financial Officer

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